EXHIBIT 32.2

CERTIFICATIONS UNDER SECTION 906 OF SARBANES-OXLEY

In connection with the annual report of Entourage Mining Ltd. (the "Company") on Form 20-F for the fiscal year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Prabha Varshney, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PRABHA VARSHNEY
Name: PRABHA VARSHNEY
Title: Chief Accounting Officer
June 29, 2004